                                                                    EXHIBIT 4.1D

                                                                  EXECUTION COPY

                                 AMENDMENT NO. 4

         AMENDMENT NO. 4 dated as of December 20, 2002 to the Amended and Restated Credit Agreement dated as of April 6, 2000, as amended by Amendment No. 1 and Waiver dated as of October 30, 2000, Amendment No. 2 dated as of January 26, 2001 and Amendment No. 3 dated as of March 1, 2002, and as supplemented by two Credit Agreement Supplements dated as of August 25, 2000 and October 31, 2000, respectively (as so amended and supplemented, and as otherwise amended, supplemented and otherwise modified to the date hereof, the "CREDIT AGREEMENT"), each among SOVEREIGN SPECIALTY CHEMICALS, INC., a Delaware corporation (the "DOMESTIC BORROWER"), the Offshore Borrowers party thereto, the banks, financial institutions and other institutional lenders party thereto (the "LENDERS"), J.P. MORGAN SECURITIES INC., as joint lead arranger, joint book-running manager and documentation agent, and JPMORGAN CHASE BANK (formerly THE CHASE MANHATTAN
BANK), as administrative agent (the "ADMINISTRATIVE AGENT"), and as Offshore Currency Agent, Initial Issuing Bank and Swing Line Bank and certain others. Capitalized terms not otherwise defined in this Amendment No. 4 have the same meanings as specified in the Credit Agreement.

                             PRELIMINARY STATEMENTS:

         (a) The Domestic Borrower has requested that the Credit Agreement be amended on the terms set forth below; and

         (b) the undersigned Lenders are willing to so amend the Credit Agreement on the terms and conditions of this Amendment No. 4;

         NOW, THEREFORE, it is hereby agreed as follows:

         SECTION 1. Amendments. The Credit Agreement is, effective as of the Amendment No. 4 Effective Date (as hereinafter defined), amended as follows:

         (a) The recital of parties to the Credit Agreement is amended in its entirety and replaced by the following:

                  "AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 6, 2000, among SOVEREIGN SPECIALTY CHEMICALS, INC., a Delaware corporation (the "DOMESTIC BORROWER"), the Offshore Borrowers (as hereinafter defined), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "INITIAL LENDERS"), the Swing Line Lenders (as hereinafter defined), and J.P. MORGAN SECURITIES INC. ("J.P. MORGAN"), as sole lead arranger and sole book-running manager (the "LEAD ARRANGER" and the "BOOK MANAGER", as the case may be) for the Facilities (as hereinafter defined), and JPMORGAN CHASE BANK ("JPMC"), as administrative agent (together with any successor administrative agent appointed pursuant to Article VII, the "ADMINISTRATIVE AGENT") for the Lender Parties (as hereinafter defined), as documentation agent for the Facilities (the "DOCUMENTATION AGENT"), as offshore currency agent (the "OFFSHORE CURRENCY AGENT") for the Revolving

         Credit Lenders (as hereinafter defined), as the Initial Issuing Bank (the "INITIAL ISSUING BANK" and, together with the Initial Lenders, the "INITIAL LENDER PARTIES") and as the Domestic Swing Line Lender (as hereinafter defined).";

         (b) All references to "Amendment Effective Date" contained in the Credit Agreement are amended by adding "No. 3" immediately after the word "Amendment";

         (c) Other than in Article III, Section 8.01 and in the definition of "Joint Lead Arranger" in Schedule II, all references to "the Joint Lead Arrangers" contained in the Credit Agreement are amended by replacing them with the words "the Lead Arranger";

         (d) All references to "a Joint Lead Arranger" contained in the Credit Agreement are amended by replacing the words "a Joint" with the word "the";

         (e) All references to "Joint Book Managers" contained in the Credit Agreement are amended by replacing them with the words "Book Manager";

         (f) Other than in Article III and Schedule II, all references to "Syndication Agent" contained in the Credit Agreement are amended by replacing them with the words "Administrative Agent and Lead Arranger";

         (g) Clause (ii) of Section 2.01(a) is amended in its entirety and replaced with the following:

                  "Each Lender's agreement to make advances to any Offshore Borrower in US Dollars (each, an "OFFSHORE ACQUISITION ADVANCE") terminated on the date which was eighteen (18) months after the Initial Closing Date. No further Offshore Acquisition Advances may be reborrowed under this Agreement.";

         (h) Section 2.01(b) is amended in its entirety and replaced by the following:

                  "Term B Advances. Immediately following the consummation of the Term B Conversion, each New Term B Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (each, together with each Converted Term B Advance, a "TERM B ADVANCE") in an amount not to exceed such Lender's New Term B Commitment at such time. Notwithstanding anything to the contrary contained in the preceding sentence, each New Term B Lender shall be deemed to have satisfied its obligations under this Section 2.01(b) by deducting from the advances required to be made, an amount equal to the amount of any fee separately agreed with the Domestic Borrower in connection with the making of such Lender's New Term B Commitment. The Term B Borrowing shall consist of (i) the Term B Conversion and (ii) the New Term B Advances made by the New Term B Lenders ratably according to their New Term B Commitments. The initial Term B Advance shall be made by one or more existing Lenders under the Facilities. Amounts borrowed under this
         Section 2.01(b) and repaid or prepaid may not be reborrowed.";

         (i) Clause (ii) of Section 2.04(a) is amended in its entirety and replaced with the following:

                  "As of the Amendment No. 4 Effective Date, there are no outstanding Offshore Acquisition Advances.";

         (j) Section 2.04(b) is amended in its entirety and replaced with the following:

                  "The Domestic Borrower shall repay to the Administrative Agent for the ratable account of the Term B Lenders the aggregate outstanding principal amount of the Term B Advances on the last day of each fiscal quarter of the Domestic Borrower, commencing with the fiscal quarter ending March 31, 2003 and continuing through the Termination Date, in an amount for each quarter equal to 0.25% of the initial aggregate principal amount of all Term B Advances (which installment amounts shall be reduced as a result of the application of prepayments in accordance with Section 2.06) provided, however, that the final principal installment shall be repaid on the Termination Date and shall be in an amount equal to the aggregate principal amount of the Term B Advances outstanding on such date.";

         (k) Section 2.05(a) is amended by (i) inserting the words ", the Term B Commitments" immediately following the words "the Offshore Acquisition Commitments" and (ii) deleting the parenthetical at the end of the section;

         (l) Clause (i)(A) of Section 2.05(b) is amended by inserting the following immediately prior to the end thereof:

                  "The outstanding Term A Advances of each Term A Lender who has made a Term B Commitment, as set forth in Part 1 of Schedule I-A attached hereto, shall, to the extent of and in such amount equal to such Term B Commitment, be converted into Term B Advances (each a "CONVERTED TERM B ADVANCE"), to be effective upon the Amendment No. 4 Effective Date (the "TERM B CONVERSION"). Upon the occurrence of the Term B Conversion, the Term A Commitment of each Term A Lender that makes a Converted Term B Advance shall be automatically and permanently reduced, by an amount equal to the sum of such Lender's Converted Term B Advances";

         (m) Clause (i)(B) of Section 2.05(b) is amended in its entirety and replaced with the following:

         "All the Offshore Acquisition Commitments of the Offshore Acquisition Lenders have terminated.";

         (n) Clause (ii) of Section 2.05(b) is amended in its entirety and replaced with the following:

                  "On the Amendment No. 4 Effective Date, after giving effect to any Term B Borrowing on such date, and from time to time thereafter upon each repayment or prepayment of the Term B Advances, the aggregate Term B Commitments of the Term B Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term B Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term B Advances then outstanding.";

         (o) Section 2.06(a) is amended by (i) inserting the number "(i)" immediately before the words "accrued interest" and (ii) inserting the following immediately before the semicolon following the words "aggregate principal amount prepaid":

         ", (ii) in the case of any such prepayment of Term B Advances prior to the first anniversary of the Amendment No. 4 Effective Date, a premium of 2% of the aggregate principal amount so prepaid, and (iii) in the case of any such prepayment of Term B Advances on or after the first anniversary of the Amendment No. 4 Effective Date, but prior to the second anniversary of the Amendment No. 4 Effective Date, a premium of 1% of the aggregate principal amount so prepaid"

         (p) Clause (i) of Section 2.06(b) is amended in its entirety and replaced with the following:

                  "Excess Cash Flow. The Domestic Borrower shall, on the 100th day following the end of each Fiscal Year prepay an aggregate principal amount of the Advances comprising part of the same Borrowings (or cause the applicable Offshore Borrowers to prepay Offshore Acquisition Advances) as follows: (A) commencing following the Domestic Borrower's Fiscal Year ending on December 31, 2000 through and including the prepayment required under Section 2.06(b)(i) in respect of the Fiscal Year ending December 31, 2002, in an aggregate amount equal to fifty percent (50%) of the amount of Excess Cash Flow for such Fiscal Year; provided that the aggregate amount of any prepayment of Advances otherwise required under this clause (A) shall not exceed the amount which is $1 greater than the smallest aggregate prepayment of Advances that would be required in order to cause the Total Debt/EBITDA Ratio as of the last day of the Fiscal Year in respect of which such payment is to be made to be equal to or less than 3.0:1 (after giving effect to such prepayment), and provided further that if the Total Debt/EBITDA Ratio as of the last day of the Fiscal Year in respect of which such payment is to be made is less than 3.0:1, then no such prepayment shall be required under this clause (A), and (B) commencing following the Domestic Borrower's Fiscal Year ending on December 31, 2003, if the Total Debt/EBITDA Ratio as of the last day of the Fiscal Year in respect of which such payment is to be made is equal to or greater than 4.25:1, in an aggregate amount equal to seventy five percent (75%) of the amount of Excess Cash Flow for such Fiscal Year, and if the Total Debt/EBITDA Ratio as of the last day of the Fiscal Year in respect of which such payment is to be made is less than 4.25:1, in an aggregate amount equal to fifty percent (50%) of the amount of Excess Cash Flow for such Fiscal Year.";

         (q) Clause (ii)(B) of Section 2.06(b) is amended by deleting the reference to the figure "90%" contained therein and replacing it with the figure "100%";

         (r) Clause (ii)(C) of Section 2.06(b) is amended by (i) inserting immediately after the words "sales or issuances to" in the first parenthetical "(1) to the extent permitted by Section 5.02(g), the Domestic Borrower or any other Loan Party, or (2)", (ii) deleting the reference to the figure "50%" contained therein and replacing with the figure "100%", and (iii) deleting the proviso contained at the end thereof;

         (s) Clause (v)(A) of Section 2.06(b) is amended in its entirety and replaced with the following:

                  "Each prepayment of Advances pursuant to subsections (i) and
         (ii) of this Section 2.06(b) (and optional prepayments of Term Advances pursuant to Section 2.06(a)) shall be applied (1) first, pro rata between the scheduled amortization installments of the Term Facilities until all the Term A Advances, the Amortization Amount of the Offshore Acquisition Advances and the Term B Advances are prepaid in full, (2) second, to any other outstanding Offshore Acquisition Advances until such Advances are prepaid in full, and (3) third, to the Revolving Credit Facility as set forth in clause (vi) below.";

         (t) Clause (v)(B) of Section 2.06(b) is amended by inserting the following immediately before the period at the end thereof:

                  "; provided, however that all proceeds of the New Term B Advances, net of the aggregate amount of the Transaction Costs, shall be applied to the prepayment of the scheduled amortization installments of the Remaining Term A Advances in direct order of maturity until either (x) all the Remaining Term A Advances are prepaid in full, or
         (y) the entire proceeds of the New Term B Advances (net of the aggregate amount of the Transaction Costs) have been applied to such prepayment";

         (u) Section 2.14 is amended in its entirety and replaced with the following:

                  "Use of Proceeds. (a) The proceeds of the Advances (other than the New Term B Advances) and issuances of Letter of Credit shall be available (and the Domestic Borrower and each Offshore Borrower each agrees that it shall use such proceeds and Letters of Credit) solely for general corporate purposes other than to make Investments (except for Investments permitted under Section 5.02(g)(ii) and (iii), (v) and
         (vi), (viii) and (ix) through (xi)).

                           (b) The proceeds of the New Term B Advances shall be available (and the Domestic Borrower agrees that it shall use such proceeds) solely to (i) pay the Transaction Costs and (ii) prepay Remaining Term A Advances.";

         (v) Section 2.16(a) is amended by (i) replacing the words "and/or an Offshore Swing Line Note" with the words ", an Offshore Swing Line Note and/or a Term B Note" and (ii) replacing the words "and A-4" with the words ", A-4 and A-5";

         (w) Article III is amended by adding the following new section in proper numerical order:

                  "SECTION 3.03B Conditions Precedent to Term B Advances. The obligation of each Term B Lender to make a Term B Advance to the Domestic Borrower is subject to the occurrence of the Amendment No. 4 Effective Date prior to or concurrently with the making of such Term B Advance and to the conditions set forth in Section 3.04.";

         (x) The proviso at the end of clause (xiii) of Section 5.02(g) is amended in its entirety and replaced with the following:

                  "provided, however, that any Investment made pursuant to this clause (xiii) on or after the Amendment Effective Date shall consist solely of Equity Interests of the Domestic Borrower and shall not include any assumption of Debt except to the extent that (x) at any time after March 31, 2003, such Debt is permitted by clauses (ii),
         (vi), (vii)
         and (viii) of Section 5.02(b) or (y) the portion of such Investment that consists of consideration other than Equity Interests of the Domestic Borrower (including assumed Debt) does not exceed in the aggregate $2,500,000 in respect of Investments made after the Amendment No. 4 Effective Date.";

         (y) Section 5.03(c) is amended by (i) deleting the number "(i)" at the beginning thereof, (ii) replacing the letters "(A)" , "(B)" and "C" in clause
(i) thereof with the numbers "(i)" , "(ii)" and "(iii)" respectively, and (iii) deleting clause (ii) thereof in its entirety;

         (z) Section 5.04 is amended by deleting subsections (a) through (e) thereof and replacing them with the following:

                  "(a) Total Debt/EBITDA. Maintain at the end of each fiscal quarter of the Domestic Borrower a Total Debt/EBITDA Ratio of not more than the amount set forth below for each period set forth below:

                             DURING QUARTER ENDING                  RATIO
                             ---------------------                  -----
                             December 31, 2002                      6.00:1
                             March 31, 2003                         6.00:1
                             June 30, 2003                          6.00:1
                             September 30, 2003                     6.00:1
                             December 31, 2003                      5.75:1
                             March 31, 2004                         5.75:1
                             June 30, 2004                          5.50:1
                             September 30, 2004                     5.25:1
                             December 31, 2004                      5.00:1
                             March 31, 2005                         5.00:1
                             June 30, 2005                          4.75:1
                             September 30, 2005                     4.50:1
                             December 31, 2005                      4.50:1
                             March 31, 2006                         4.25:1
                             June 30, 2006                          4.00:1
                                and thereafter

                  (b) Senior Debt/EBITDA Ratio. Maintain at the end of each fiscal quarter of the Domestic Borrower a Senior Debt/EBITDA Ratio of not more than the amount set forth below for each period set forth below:

                             DURING QUARTER ENDING                  RATIO
                             ---------------------                  -----
                             December 31, 2002                      2.25:1
                             March 31, 2003                         2.25:1
                             June 30, 2003                          2.25:1
                             September 30, 2003                     2.25:1
                             December 31, 2003                      2.00:1
                             March 31, 2004                         2.00:1
                             June 30, 2004                          2.00:1
                             September 30, 2004                     1.75:1
                             December 31, 2004                      1.75:1
                             March 31, 2005                         1.75:1
                             June 30, 2005                          1.50:1
                             September 30, 2005                     1.50:1
                             December 31, 2005                      1.50:1
                             March 31, 2006                         1.50:1
                             June 30, 2006                          1.25:1
                             and thereafter

                  (c) Asset Coverage Ratio. Maintain at the end of each fiscal quarter of the Domestic Borrower ending on or after the Amendment No. 4 Effective Date an Asset Coverage Ratio equal to or greater than 1.25:1.

                  (d) Interest Coverage Ratio. Maintain at the end of each fiscal quarter of the Domestic Borrower an Interest Coverage Ratio of not less than the amount set forth below for each period set forth below:

                           DURING QUARTER ENDING                    RATIO
                           ---------------------                    -----
                             December 31, 2002                      1.65:1
                             March 31, 2003                         1.65:1
                             June 30, 2003                          1.65:1
                             September 30, 2003                     1.65:1
                             December 31, 2003                      1.65:1
                             March 31, 2004                         1.65:1
                             June 30, 2004                          1.70:1
                             September 30, 2004                     1.75:1
                             December 31, 2004                      1.75:1
                             March 31, 2005                         1.75:1
                             June 30, 2005                          1.85:1
                             September 30, 2005                     1.95:1
                             December 31, 2005                      2.00:1
                             March 31, 2006                         2.00:1
                             June 30, 2006                          2.25:1
                             September 30, 2006                     2.25:1
                             December 31, 2006                      2.25:1
                             March 31, 2007                         2.50:1
                                and thereafter

         (aa) Section 7.03 is amended in its entirety and replaced by the following:

         "SECTION 7.03. J.P. Morgan, JPMC and Affiliates. With respect to its Commitments or the Commitments of its Affiliates, the Advances made by it or the Advances made by its Affiliates and the Notes issued to it or to its Affiliates, J.P. Morgan and JPMC and their Affiliates shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it or its Affiliate were not an Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include JPMC and J.P. Morgan in their respective individual capacities. JPMC and J.P. Morgan and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if J.P. Morgan and JPMC were not Agents and without any duty to account therefor to the Lender Parties.";

         (bb) Section 8.02 is amended in its entirety and replaced by the following:

         "SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to the Domestic Borrower, at its address at 225 West Washington Street, Suite 2200, Chicago, IL 60606, Telecopy Number: (312) 419-4034, Attention: Terry Smith; if to an Offshore Borrower or any other Loan Party, to it c/o the Domestic Borrower with a copy to the address provided on Schedule I to the Credit Agreement Supplement executed and delivered by such Offshore Borrower; if to any Initial Lender Party, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party (other than any Offshore Swing Line Lender), at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; if to any Offshore Swing Line Lender, to the Offshore Currency Agent, with a copy to the notice address specified in the Joinder Agreement pursuant to which it became an Offshore Swing Line Lender; if to JPMC, in its capacity as the Administrative Agent, Documentation Agent or Offshore Currency Agent, at its address at 270 Park Avenue, 4th Floor, New York, New York 10017, Telecopy Number: (212) 270-4584, Attention: Lawrence Palumbo; if to J.P. Morgan in its capacity as a Lead Arranger or Book Manager, at its address at 270 Park Avenue, 4th Floor, New York, New York 10017, Telecopy Number: (212) 270-4584, Attention: Lawrence Palumbo; or, as to the Domestic Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Domestic Borrower and the Administrative Agent. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, except that notices and communications to any Agent pursuant to Article II, III or VII shall not be effective until received by such Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.";

         (cc) Section 8.07(e) is amended by deleting the words "or A-4" and replacing them with the words ", A-4 or A-5";

         (dd) Sections 8.12, 8.13, 8.14, 8.15 and 8.16 are amended by being renumbered as Sections 8.13, 8.14, 8.15, 8.16 and 8.17, respectively, and all cross references to Sections 8.12, 8.13, 8.14, 8.15, and 8.16 contained in the Credit Agreement are amended by replacing them with references to Sections 8.13, 8.14, 8.15, 8.16 and 8.17, respectively;

         (ee) A new Section 8.12 is inserted in proper numerical order as follows:

                  "SECTION 8.12. Term B Amendments. (a) The provisions of
         Section 8.01(b) shall apply to any amendment, waiver or consent that directly affects any Lender that has a commitment under the Term B Facility;

                  (b) no amendment, waiver or consent shall, unless in writing and signed by Lenders holding more than 50% of the aggregate Commitments under the Term B Facility, change the order of application of any reduction in the Commitments or any prepayment of Advances among the Term A Facility, the Offshore Acquisition Facility and the Term B Facility from the application thereof set forth in the applicable provisions of Section 2.06(b)(v) in any manner that materially affects the Lenders under the Term B Facility or require the permanent reduction of the Revolving Credit Facility at any time when all or a portion of the Term B Facility remains in effect;

                  (c) no amendment, waiver or consent shall, unless in writing and signed by all of the Term B Lenders, amend this Section 8.12.";

         (ff) The Credit Agreement is amended by inserting Schedule I-A - Term B Commitments, attached hereto as Schedule I-A, in proper numerical order;

         (gg) Schedule II is amended by adding the following new definitions in proper alphabetical order:

                  " "AMENDMENT NO. 4" means Amendment No. 4 to the Credit Agreement dated as of December 20, 2002, among the Domestic Borrower, the Offshore Borrowers, the Lender Parties party thereto and the Administrative Agent.

                  "AMENDMENT NO. 4 EFFECTIVE DATE" has the meaning specified in
         Section 3 of Amendment No. 4.

                  "ASSET COVERAGE RATIO" means, at any date of determination, the ratio of (a) the sum of (i) all inventory in all of its forms, (ii) all accounts receivable, (iii) all real property (including leasehold interests and fixtures), and (iv) all equipment in all of its forms, in each case of Domestic Borrower and its Subsidiaries on a consolidated basis as of such date, to (b) the aggregate outstanding amount of all Advances under the Facilities as of such date (after giving effect to all Borrowings, payments or prepayments of Advances made on such date).

                  "CONVERTED TERM B ADVANCE" has the meaning specified in
         Section 2.05(b).

                  "CONVERTED TERM B COMMITMENT" means that portion of each Term B Lender's Term B Commitment that consists of Converted Term B Advances.

                  "NEW TERM B ADVANCE" means that portion of the Term B Advances that are not Converted Term B Advances.

                  "NEW TERM B LENDERS" means those Term B Lenders that have New Term B Commitments.

                  "NEW TERM B COMMITMENT" means those Term B Commitments that are not Converted Term B Commitments.

                  "REMAINING TERM A ADVANCES" means those Term A Advances that are not converted to Term B Advances pursuant to the Conversion.

                  "TERM B CONVERSION" has the meaning specified in Section 2.05(b).

                  "TRANSACTION COSTS" means the aggregate amount (which amount shall in no event exceed $4,000,000 in the aggregate) of fees, expenses, discounts or costs reasonably incurred in connection with the negotiation, execution, delivery and consummation of Amendment No. 4 and with the other instruments and documents to be delivered in connection with Amendment No. 4.: provided however that the aggregate amount of Transaction Costs shall be reduced by an amount equal to the sum of any amounts deducted from the advances required to be made by New Term B Lenders, pursuant to Section 2.01(b).";

         (hh) The definition of "Agents" in Schedule II is amended by (i) inserting the word "and" immediately prior to the words "the Documentation Agent" and (ii) deleting the words "and the Syndication Agent";

         (ii) The definition of "Facility" in Schedule II is amended by inserting the words "Term B Facility," immediately after the words "Offshore Acquisition Facility,";

         (jj) The definition of "Information Memorandum" in Schedule II is amended by inserting the words "and Merrill Lynch, Pierce, Fenner & Smith Incorporated" immediately following the word "Arranger" at each place it appears therein;

         (kk) The definition of "Lenders" in Schedule II is amended by deleting the words "pursuant to Section 8.07";

         (ll) The definition of "Loan Documents" in Schedule II is amended by inserting the phrase ", in each case as amended," immediately after the word "means";

         (mm) The definition of "Material Adverse Change" in Schedule II is amended by deleting the phrase "since September 30, 1999" therefrom;

         (nn) The definition of "Termination Date" in Schedule II is amended by
(i) deleting the word "and" immediately prior to the number "(iii)" and replacing it with a comma, and (ii) inserting the following immediately before the period at the end thereof "and (iv) for the purposes of the Term B Facility, December 31, 2007";

         (oo) The following definitions in Schedule II are amended in their entirety and replaced as follows:

                  " "APPLICABLE MARGIN" means a percentage per annum as set forth below:

TERM A AND REVOLVING CREDIT FACILITIES             TERM B FACILITY
--------------------------------------     ------------------------------------
 EURODOLLAR MARGIN  BASE RATE MARGIN       EURODOLLAR MARGIN   BASE RATE MARGIN
------------------  ------------------     -----------------   ----------------
       3.75%              2.75%                     4.50%            3.50 %

                  For purposes of this definition, the Swing Line Advances are extended pursuant to subfacilities of the Revolving Credit Facility.";

                  "JOINT LEAD ARRANGER" means the Lead Arranger.

                  "SYNDICATION AGENT" means the Administrative Agent and the Lead Arranger.

                  "TERM ADVANCE" means a Term A Advance, an Offshore Acquisition Advance or a Term B Advance.

                  "TERM B ADVANCE" has the meaning specified in Section 2.01(b).

                  "TERM B BORROWING" means a borrowing consisting of simultaneous Term B Advances of the same Type made by the Term B Lenders.

                  "TERM B COMMITMENT" means, with respect to any Term B Lender at any time, the amount set forth opposite such Lender's name on Schedule I-A hereto under the caption "Term B Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(d) as such Lender's "Term B Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "TERM B FACILITY" means, at any time, the aggregate amount of the Term B Lenders' Term B Commitments at such time. As of the date hereof, the Term B Facility is equal to $47,500,000.

                  "TERM B LENDER" means any Lender that has a Term B Commitment.

                  "TERM B NOTE" means a promissory note of the Domestic Borrower payable to the order of any Term B Lender, in substantially the form of Exhibit A-5 attached hereto, evidencing the indebtedness of the Domestic Borrower to such Lender resulting from the Term B Advances made by such Lender, as amended.

                  "TERM BORROWING" means any Term A Borrowing, Offshore Acquisition Borrowing or Term B Borrowing.

                  "TERM COMMITMENT" means any Term A Commitment, Offshore Acquisition Commitment, or Term B Commitment.

                  "TERM FACILITY" means the Term A Facility, the Offshore Acquisition Facility or the Term B Facility.

                  "TERM LENDER" means any Term A Lender, Offshore Acquisition Lender or Term B Lender.

                  "TERM NOTE" means any Term A Note, Offshore Acquisition Note or Term B Note.";

         (pp) Schedule II is amended by moving the definitions of "Lead Arranger" and "Book Manager" to their proper alphabetical position; and

         (qq) The Credit Agreement is amended by inserting Exhibit A-5 - Form of Term B Note, attached hereto as Exhibit A, in proper numerical order;

         SECTION 2. Conditions of Effectiveness. This Amendment No. 4 shall become effective as of the date first above written (but in no event shall such date occur after January 2, 2003) (the "AMENDMENT NO. 4 EFFECTIVE DATE") when, and only when,

         (a) the Administrative Agent shall have received the following in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Lender Party:

         (i) counterparts of this Amendment No. 4 executed by the undersigned and each Required Lender;

         (ii)     the Consent attached hereto, executed by each Subsidiary
                  Guarantor;

         (iii) a certificate of the Domestic Borrower and each Domestic Subsidiary Guarantor, signed on behalf of each such Loan Party by a Responsible Officer, dated the Amendment No. 4 Effective Date (the statements made in which certificate shall be true on and as of the Amendment No. 4 Effective Date), certifying as to

                           (A) an attached true, complete and correct copy of a
                  certificate of the Secretary of State of the jurisdiction of each such Loan Party, dated reasonably near the Amendment No. 4 Effective Date, certifying (A) as to a true and correct copy of the charter of such Loan Party and each amendment thereto on file in such Secretary of State's Office and (B) that such amendments are the only amendments to such Loan Party's charter on file in such Secretary of State's Office,

                           (B) an attached, true, correct and complete copy of
                  the bylaws of such Loan Party as in effect on the date on which the resolutions referred to in Section 2(a)(iii)(C) were adopted and on the Amendment No. 4 Effective Date,

                           (C) an attached, true, correct and complete copy of
                  the resolutions of the Board of Directors of such Loan Party authorizing the execution, delivery and performance by such Loan Party of each of the foregoing Loan Documents to which it is a party,

                           (D) the due incorporation and good standing or valid
                  existence of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party,

                           (E) the names and true signatures of the officers of
                  such Loan Party authorized to sign each Loan Document to which it is or is to be a party,

                           (F) the truth in all material respects of the
                  representations and warranties contained in the Loan Documents as though made on and as of the Amendment No. 4 Effective Date, and

                           (G) the absence of any event occurring and
                  continuing, or resulting from the making of such Term B Advance, that constitutes a Default;

         (iv)     a Notice of Borrowing relating to such Term B Advance;

         (v) a favorable opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel for the Loan Parties as to the valid existence and good standing of the New York and Delaware Loan Parties, their due power and authority to execute this Amendment No. 4, and this Amendment No. 4 representing the legal, valid, and binding obligation of the Domestic Borrower (it being acknowledged and agreed that these opinions will be subject to customary assumptions and limitations), and as to such additional matters as may arise and be reasonably requested by the Administrative Agent;

         (vi) 6-year pro forma consolidated and consolidating projections, including pro forma income statements, cash flow statements and balance sheets, as well as a balance sheet as of September 30, 2002, after giving pro forma effect to Amendment No. 4; and

         (vii) a certificate from the chief financial officer of the Domestic Borrower with respect to the solvency (on a consolidated basis) of the Domestic Borrower and its Subsidiaries both immediately before and immediately after the consummation of the transactions to occur with the making of such Term B Advance;

         and

         (b)      the following events shall have occurred:

         (i) the conditions set forth in Section 2(a) above have been satisfied;

         (ii) the Total Term B Commitment shall be equal to or greater than $30 million;

         (iii) on the date of such Term B Advance, after giving effect to Amendment No. 4:

                           (A) Consolidated EBITDA of the Domestic Borrower for
                  the twelve month period ended September 30, 2002 calculated on a pro forma basis after giving effect to such Term B Advance, shall not be less than $41 million;

                           (B) the ratio of Consolidated total Debt for Borrowed
                  Money of the Domestic Borrower and its Subsidiaries as of September 30, 2002, to Consolidated EBITDA ended September 30, 2002, calculated on a pro forma basis after giving effect to such Term B Advance, shall be equal to or less than 5.75:1;

                           (C) the ratio of the sum of (1) Consolidated total
                  Debt for Borrowed Money of the Domestic Borrower and its Subsidiaries less (2) Subordinated Debt, in each case as of September 30, 2002, to Consolidated EBITDA ended September 30, 2002, calculated on a pro forma basis after giving effect to such Term B Advance, shall be equal to or less than 2.15:1;

                           (D) neither Moody's nor Standard & Poor's shall have
                  lowered its credit rating or outlook for the Facility, or any other obligations of the Domestic Borrower, from ratings in effect on September 30, 2002;

         (iv) there shall not have occurred or become known any Material Adverse Change since December 31, 2001; and

         (v) the payment to the Administrative Agent of all accrued and unpaid fees, costs and expenses of the Administrative Agent including, without limitation, the accrued and unpaid fees and expenses of counsel to the Administrative Agent and Lead Arranger, and the fees, costs and expenses payable pursuant to
                  Section 4 below.

         SECTION 3. Effect on Credit Agreement. (a) On and after the effectiveness of this Amendment No. 4, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment No. 4. The execution, delivery and effectiveness of this Amendment No. 4 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

         (b) Each party hereto hereby acknowledges and consents to the amendment to the Credit Agreement and the terms and provisions thereof on the terms set forth in this Amendment No. 4. Each party hereto hereby reaffirms the covenants and agreements contained in each Loan Document and confirms that each Loan Document, as specifically amended by Amendment No. 4 in the case of the Credit Agreement, is and shall continue to be in full force and effect and the same are hereby ratified and confirmed in all respects, except that upon the effectiveness of this Agreement, all references contained therein to the "Credit Agreement" shall mean the Credit Agreement as amended by Amendment No. 4.

         SECTION 4. Payment of Fees. The Domestic Borrower agrees to pay on demand all reasonable fees, costs and expenses (including, without limitation, as separately agreed to in writing) of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment No. 4 and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 8.04 of the Credit Agreement.

         SECTION 5. Execution in Counterparts. This Amendment No. 4 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment No. 4 by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment No. 4.

         SECTION 6. Governing Law. This Amendment No. 4 shall be governed by, and construed in accordance with, the laws of the State of New York.

                  IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 4 to be executed and delivered by their duly authorized officer as of the date first above written.


Domestic Borrower:                  SOVEREIGN SPECIALTY CHEMICALS, INC.


                                    By     /s/ Terry D. Smith
                                      ------------------------------------------
                                        Name:  Terry D. Smith
                                        Title:  Vice President


Offshore Borrowers:                 SOVEREIGN SPECIALTY CHEMICALS LIMITED


                                    By     /s/ Louis M. Pace
                                      ------------------------------------------
                                        Name:  Louis M. Pace
                                        Title:  Director


                                    SOVEREIGN SPECIALTY CHEMICALS (S) PTE. LTD.


                                    By     /s/ Louis M. Pace
                                      ------------------------------------------
                                        Name: Louis M. Pace
                                        Title:  Director

Agreed as of the date first above written:


J.P. MORGAN SECURITIES INC.,
     as Lead Arranger


By
   ------------------------------------------
     Title:


JPMORGAN CHASE BANK,
     as Administrative Agent and as a Lender


By /s/  Lawrence Palumbo, Jr.
   ------------------------------------------
        Name:  Lawrence Palumbo, Jr.
        Title:  Vice President


BLACK DIAMOND INTERNATIONAL FUNDING, LTD


By /s/  Alan Corkish
   ------------------------------------------
        Name:  Alan Corkish
        Title:  Director


BLACK DIAMOND CLO 1998-1 LTD.


By /s/  Alan Corkish
   ------------------------------------------
        Name:  Alan Corkish
        Title:  Director


BLACK DIAMOND CLO 2000-1 LTD.


By /s/  Alan Corkish
   ------------------------------------------
        Name:  Alan Corkish
        Title:  Director


THE BANK OF NOVA SCOTIA


By /s/  Mara Sparrow
   ------------------------------------------
        Name:  Mara Sparrow
        Title:  Director

MERRILL LYNCH CAPITAL CORPORATION


By /s/  Lawrence Temlock
   ------------------------------------------
        Name:  Lawrence Temlock
        Title:  Vice President


NATIONAL CITY BANK


By /s/  Dexter L. James
   ------------------------------------------
        Name:  Dexter L. James
        Title:


TRS 1 LLC


By /s/
   ------------------------------------------
        Name:
        Title:


GENERAL ELECTRIC CAPITAL CORPORATION


By /s/  Robert M. Kadlick
   ------------------------------------------
        Name:  Robert M. Kadlick
        Title:  Duly Authorized Signatory

                                  SCHEDULE I-A

                TERM B COMMITMENTS AND APPLICABLE LENDING OFFICES


NAME OF INITIAL LENDER             TERM B COMMITMENT      DOMESTIC LENDING OFFICE      EURODOLLAR LENDING OFFICE
----------------------             -----------------      -----------------------      -------------------------
JPMorgan Chase Bank                  $30,000,000.00       270 Park Avenue               270 Park Avenue
                                                          4th Floor                     4th Floor
                                                          New York, NY 10017            New York, NY 10017
                                                          Attn: Lawrence Palumbo        Attn: Lawrence Palumbo
                                                          Tel: 212-270-7525             Tel: 212-270-7525
                                                          Fax: 212-275-4584             Fax: 212-275-4584

                                    EXHIBIT A

                               FORM OF TERM B NOTE

US$_______________                                      Dated:  ________________

                  FOR VALUE RECEIVED, the undersigned, SOVEREIGN SPECIALTY CHEMICALS, INC., a Delaware corporation (the "Domestic Borrower"), HEREBY PROMISES TO PAY _________________________ or its registered assigns (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Term B Advances (as defined below) owing to the Lender by the Domestic Borrower pursuant to the Amended and Restated Credit Agreement dated as of April 6, 2000 as amended by Amendment No. 1 and Waiver dated as of October 30, 2000, Amendment No. 2 dated as of January 26, 2001, Amendment No. 3 dated as of March 1, 2002, and Amendment No. 4 dated as of December 20, 2002 (as further amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein, unless otherwise defined herein, being used herein as therein defined), each among the Domestic Borrower, the Lender and certain other lender parties party thereto, and JPMorgan Chase Bank, as Administrative Agent for the Lender and such other lender parties on the dates and in the amounts specified in the Credit Agreement.

                  The Domestic Borrower promises to pay to the Lender interest on the unpaid principal amount of each Term B Advance from the date of such Term B Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                  Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent, at the Administrative Agent's Account in same day funds. The Term B Advances owing to the Lender by the Domestic Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Domestic Borrower under this Promissory Note.

                  This Promissory Note is one of the Term B Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Term B Advances by the Lender to the Domestic Borrower in an aggregate amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Domestic Borrower resulting from such Term B Advances being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Domestic Borrower under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

                  This Promissory Note and the obligations evidenced hereby may not be transferred or assigned in whole or in part, except pursuant to and in accordance with the provisions of Section 8.07 of the Credit Agreement, including, without limitation, the requirement that the Administrative Agent shall have accepted and recorded each such transfer or assignment in the Register.

                                             SOVEREIGN SPECIALTY CHEMICALS, INC.


                                             By
                                                --------------------------------
                                                Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL

                                        Amount of Principal    Unpaid Principal   Notation
          Date    Amount of Advance       Paid or Prepaid           Balance        Made By
          ----    -----------------     -------------------    ----------------   --------


                                     CONSENT


         CONSENT dated as of December 20, 2002 (this "CONSENT"), to the foregoing Amendment No. 4 dated as of the date (the "AMENDMENT") hereof to Amended and Restated Credit Agreement dated as of April 6, 2000, as amended, supplemented or otherwise modified to the date hereof (the "CREDIT AGREEMENT"), among Sovereign Specialty Chemicals, Inc., as Domestic Borrower, and the Offshore Borrowers, Lender Parties and the Agents referred to therein. Capitalized terms used in this Consent without definition shall have the respective meanings provided in the Credit Agreement.

         Each of the undersigned, as a Subsidiary Guarantor under one or more of the Guaranties in favor of the Secured Parties, hereby consents to the foregoing Amendment and hereby confirms and agrees that notwithstanding the effectiveness of such Amendment, the Guaranties are, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in each Guaranty to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment.

         IN WITNESS WHEREOF, the undersigned have caused this Consent to be executed and delivered by their duly authorized officers as of the date first above written.

IMPERIAL ADHESIVES, INC.                        SOVEREIGN PACKAGING GROUP, INC.


By /s/ Terry D. Smith                           By /s/ Terry D. Smith
   -----------------------------------             -----------------------------
     Name: Terry D. Smith                           Name: Terry D. Smith
     Title: Vice President                          Title: Vice President


SIA ADHESIVES, INC.                             OSI SEALANTS, INC.


By /s/ Terry D. Smith                           By /s/ Terry D. Smith
   -----------------------------------             -----------------------------
     Name: Terry D. Smith                           Name: Terry D. Smith
     Title: Vice President                          Title: Vice President


SOVEREIGN HOLDINGS, LLC                         TANNER CHEMICALS, INC.


By /s/ Terry D. Smith                           By /s/ Terry D. Smith
   -----------------------------------             -----------------------------
     Name: Terry D. Smith                           Name: Terry D. Smith
     Title: Vice President                          Title: Vice President

By /s/ Robert B. Covalt
   -----------------------------------
     Name: Robert B. Covalt
     Title: President


SOVEREIGN SPECIALTY CHEMICALS LIMITED


By /s/ Louis M. Pace
   -----------------------------------
     Name: Louis M. Pace
     Title: Director